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                                                                      Exhibit 99

[VIROPHARMA INCORPORATED LOGO]

                                   Contacts:  Vincent J. Milano
                                              Vice President, CFO and Treasurer
                                              ViroPharma Incorporated
                                              Phone (610) 321-6225

                                              Kori Beer
                                              Director, Corporate Communications
                                              ViroPharma Incorporated
                                              Phone (610) 321-6288


                             VIROPHARMA INCORPORATED
                     Reports Third Quarter Financial Results

Exton, PA October 29, 2002. VIROPHARMA INCORPORATED (Nasdaq: VPHM) reported today financial results for the third quarter ended September 30, 2002.

For the quarter ended September 30, 2002, ViroPharma reported net income allocable to common stockholders of $17.4 million compared to a net loss of $20.9 million for the same period in 2001.

Net income per share allocable to common stockholders for the quarter ended September 30, 2002 was $0.71 per share, basic and diluted, compared to a net loss allocable to common stockholders of $1.12 per share, basic and diluted, for the same period in 2001. In the third quarter of 2002, the company restructured its organization and discontinued its sales force operations. Income from discontinued operations was $12.3 million for the quarter ended September 30, 2002. This income included a $15.4 million gain on the sale of ViroPharma's sales force to Aventis Pharmaceuticals Inc., detailing fees of $4.4 million, $3.0 million in costs related to both the severance of personnel and the termination of operational commitments related to the sales force and $4.5 million in sales operations costs. Costs associated with the discontinued operations for the same period of 2001 were immaterial. In addition, during the third quarter of 2002 the company purchased $23.7 million of face value of its outstanding convertible notes for $8.2 million, resulting in a gain of $15.2 million after the write-off of related debt issue costs. In the quarter ended September 30, 2002, the company recognized as revenue the remaining up-front license fee of $4.0 million related to its Picovir(R) collaboration with Aventis Pharmaceuticals Inc., which was terminated in August 2002.

Research and development expenses for the third quarter of 2002 were $9.6 million compared to $12.3 million for the same period in 2001. In the third quarter of 2002, the company's primary research and development activities were focused on advancing its lead product candidate for the treatment of hepatitis C through pre-clinical development, completing phase 1 studies with its lead product candidate to treat respiratory syncytial virus disease, completing drug interaction studies with Picovir(R), the company's anti-picornavirus product candidate, and discovery research. Also included in the third quarter of 2002 was $0.5 million of research and development restructuring costs. In the third quarter of 2001, the company's primary research and development focus related to Picovir(R) for the treatment of the common cold in adults, including manufacturing validation batches of Picovir(R). In addition, the company commenced additional clinical trials for Picovir(R) for the treatment of common cold in pediatric patients and for the prophylaxis of the common cold in healthy adults in the third quarter of 2001.

General and administrative expenses for the third quarter of 2002 were $2.3 million compared to $4.5 million for the same period in 2001. The difference in general and administrative expenses for the two periods is

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primarily due to costs incurred in the third quarter of 2001 to complete the co-promotion and co-development agreement with Aventis. Included in the third quarter of 2002 were $0.1 million of general and administrative restructuring costs. Marketing expenses for the third quarter of 2002 were $0.7 million, primarily consisting of restructuring costs, compared to $4.2 million for the same period of 2001. The decrease is due to the reduction of marketing activities related to Picovir(R).

As of September 30, 2002 the company had approximately $176.1 million in cash, cash equivalents and short-term investments.

For the nine-month period ended September 30, 2002, ViroPharma reported a net loss allocable to common stockholders of $20.8 million compared to a net loss of $62.0 million for the same period in 2001.

Net loss per share allocable to common stockholders for the nine-month period ended September 30, 2002 was $0.89 per share, basic and diluted, compared to a net loss allocable to common stockholders of $3.58 per share, basic and diluted, for the same period in 2001. During the nine-months ended September 30, 2002, the company restructured its organization and discontinued its commercial operations. Income from discontinued operations was $10.4 million for the nine-months ended September 30, 2002. This income included a $15.4 million gain on the sale of ViroPharma's sales force to Aventis Pharmaceuticals Inc., detailing fees of $17.2 million, $3.0 million in costs related to both the severance of personnel and the termination of operational commitments related to the sales force and $19.2 million in sales operations costs. Costs associated with the discontinued operations for the same period of 2001 were immaterial. In addition, during the nine-months ended September 30, 2002 the company purchased $23.7 million of face value of its outstanding convertible notes for $8.2 million, resulting in a gain of $15.2 million after the write-off of related debt financing costs. In the nine-months ended September 30, 2002, the company recognized as revenue the remaining up-front license fee of $4.6 million related to its Picovir(R) collaboration with Aventis Pharmaceuticals Inc., which was terminated in August 2002. In the nine-month period ended September 30, 2001, the company earned license fee and milestone revenue of $2.75 million in connection with the hepatitis C collaboration with Wyeth compared to $0.6 during the same period in 2002. During the nine-months ended September 30, 2001, the company incurred a non-cash charge of $16.5 million resulting from the issuance of 750,000 shares of common stock to Sanofi-Synthelabo in the first quarter of 2001 in exchange for the expansion of the company's intellectual property rights related to Picovir(R).

Research and development expenses for the nine-month period ended September 30, 2002 were $33.5 million compared to $31.2 million for the same period in 2001. During the nine-months ended September 30, 2002, the company had completed 3 clinical trials, prepared and participated in an advisory panel committee meeting, manufactured drug substance and completed phase 1 drug interaction studies, all related to Picovir(R). In addition, the company focused on advancing its lead product candidate for the treatment of hepatitis C through pre-clinical development, completing phase 1 studies with a product candidate to treat respiratory syncytial virus disease and discovery research. The research and development expenses for the nine-months ended September 30, 2001 were incurred primarily to the complete pivotal trials and all other studies included in the company's new drug application, or NDA, for Picovir(R) for the treatment of common cold in adults, the preparation of that NDA, and related activities. Also, in the nine-month period ended September 30, 2001, the company initiated additional clinical trials with Picovir(R) for the treatment of pediatric common cold and for the prophylaxis of common cold in healthy adults.

General and administrative expenses were $7.5 million in the nine-months ended September 30, 2002 compared to $9.3 million for the same period of 2001. The decrease in general and administrative expenses is primarily due to costs incurred in 2001 to complete the co-promotion and co-development agreement with Aventis.

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Marketing expenses in the nine-months ended September 30, 2002 were $6.8 million compared to $8.1 million for the same period of 2001. The decrease is due to the reduction of marketing activities beginning in the second quarter of 2002 related to Picovir(R).

Note to Investors: ViroPharma will host a conference call Wednesday October 30, 2002 at 10:30 a.m. (EST) to further discuss its financial results. To participate in the call, please dial: (800) 992-7413 domestic, (801) 303-7424 for international. After placing the call, please tell the operator you wish to join the ViroPharma conference call.

Additionally, the conference call will be webcasted at ViroPharma's web site: www.viropharma.com and go to the investor relations section. If you are unable to participate during the live webcast, the conference call will be archived at this same address for 30 days.

ViroPharma Incorporated is committed to the commercialization, development and discovery of antiviral pharmaceuticals. ViroPharma is focused on drug development and discovery activities in viral diseases including hepatitis C and RSV disease. The company is also exploring alternatives regarding the future development of Picovir for the treatment of diseases caused by picornaviruses.

                                      # # #

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                            VIROPHARMA INCORPORATED
                         Selected Financial Information

Statements of Operations:

                                                          Three-months ended             Nine-months ended
                                                             September 30,                 September 30,
                                                     ----------------------------    ----------------------------
                                                         2001            2002            2001            2002
                                                     ------------    ------------    ------------    ------------
Revenues:
   License fee and milestone revenue                 $    346,154    $  4,127,350    $  2,846,154    $  5,204,273
   Other revenue                                             --            92,825            --            92,825
                                                     ------------    ------------    ------------    ------------
      Total revenues                                      346,154       4,220,175       2,846,154       5,297,098
                                                     ------------    ------------    ------------    ------------

Continuing operating expenses incurred in
     the development stage:
   Research and development                            12,340,218       9,649,374      31,241,683      33,497,893
   Acquisition of technology rights                          --              --        16,500,000            --
   Marketing                                            4,207,810         703,835       8,084,927       6,754,809
   General administrative                               4,481,589       2,276,903       9,255,697       7,500,782
                                                     ------------    ------------    ------------    ------------
      Total operating expenses                         21,029,617      12,630,112      65,082,307      47,753,484
                                                     ------------    ------------    ------------    ------------
      Loss from continuing operations                 (20,683,463)     (8,409,937)    (62,236,153)    (42,456,386)
                                                     ------------    ------------    ------------    ------------
Gain on repurchase of debt                                   --        15,203,939            --        15,203,939
Interest income                                         2,744,007       1,178,876       9,289,205       4,741,113
Interest expense                                        2,912,911       2,844,698       8,706,653       8,664,972
                                                     ------------    ------------    ------------    ------------
   Income (loss) from continuing operations           (20,852,367)      5,128,180     (61,653,601)    (31,176,306)
                                                     ------------    ------------    ------------    ------------

Discontinued operations:
   Income from discontinued sales operations
       (including gain on disposal of $15,410,000)           --        12,314,570            --        10,381,388
                                                     ------------    ------------    ------------    ------------
      Income (loss)                                   (20,852,367)     17,442,750     (61,653,601)    (20,794,918)
                                                     ------------    ------------    ------------    ------------
Preferred stock dividends                                    --              --           345,242            --
                                                     ------------    ------------    ------------    ------------
Net income (loss) allocable to common
    stockholders                                     $(20,852,367)   $ 17,442,750    $(61,998,843)   $(20,794,918)
                                                     ============    ============    ============    ============

Basic and diluted net income (loss) per share
    from continuing operations allocable to
    common stockholders                              $      (1.12)   $       0.21    $      (3.58)   $      (1.33)
                                                     ============    ============    ============    ============
Basic and diluted income per share from
    discontinued operations                                  --      $       0.50            --              0.44
                                                     ============    ============    ============    ============
Basic and diluted net income (loss) per share
    allocable to common stockholders                        (1.12)           0.71           (3.58)          (0.89)
                                                     ============    ============    ============    ============

Shares used in computing basic net income (loss)
    per share allocable to common stockholders         18,611,706      24,663,206      17,310,762      23,354,238
                                                     ============    ============    ============    ============

Shares used in computing diluted net income
    (loss) per share allocable to common
    stockholders                                       18,611,706      24,733,944      17,310,762      23,354,238
                                                     ============    ============    ============    ============

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                             VIROPHARMA INCORPORATED
                         Selected Financial Information

Balance Sheet: (in thousands)

                                                      December 31, 2001   September 30, 2002
                                                      -----------------   ------------------
Cash, cash equivalents and short-term investments          $240,040            $176,100
Working capital                                             220,621             166,628
Total assets                                                266,181             195,591
Long-term debt                                              180,125             156,333
Total stockholders' equity                                   39,430              22,362